Exhibit 99.1

FOR IMMEDIATE RELEASE	August 14, 2006

VALSPAR REPORTS THIRD QUARTER EARNINGS

MINNEAPOLIS, MINNESOTA – The Valspar Corporation (NYSE–VAL), a leading global coatings company, today reported net income for the third quarter ended July 28, 2006 of $52,635,000 or $0.51 per diluted share versus net income of $45,713,000 or $0.44 per diluted share for the comparable period last year. This year’s results include expenses of $0.01 per diluted share associated with Valspar’s manufacturing rationalization plan and $0.01 per diluted share for stock based compensation. Also included in this year’s results is a favorable tax adjustment of $0.03 per diluted share. Last year’s results for the third quarter included expenses of $0.02 per share for manufacturing rationalization. Sales for the quarter increased 9.9% to $797,376,000, compared to $725,477,000 last year.

Net income for the first nine months of fiscal 2006 was $123,111,000 or $1.20 per diluted share, compared with $96,652,000 or $0.92 per diluted share for the same period a year ago. Sales for the first nine months increased 10.3% to $2,193,957,000 versus sales of $1,988,563,000 for the comparable period a year ago.

Commenting on the third quarter, William L. Mansfield, President and Chief Executive Officer, said, “Our sales growth for the quarter was driven by continued strength in our architectural, industrial and resin product lines. Volume growth, improved manufacturing efficiencies and year-over-year price increases contributed to our margin improvement, but recent raw material cost increases will necessitate additional price initiatives. During the quarter, we increased our investment in promotional and advertising spending for the Cabot Stains brand, which accelerated new business sales growth across Cabot’s customer base. On July 26th, we acquired an 80% interest in Huarun Paints, a leading Chinese supplier of furniture, decorative wood and architectural coatings. Based on mid-year results, we expect Huarun to achieve full year sales of $200 - $210 million in calendar 2006. We believe our investments in Cabot and China are excellent long term growth vehicles that will generate strong returns for Valspar.”

For further information, contact Lori A. Walker, Vice President, Treasurer and Controller at Valspar / 612-375-7350.

Note: Valspar will host a conference call on Monday, August 14th at 10:00 AM CST. The call can be heard live over the Internet at Valspar’s website at http://www.valspar.com under Investor Relations. Those unable to participate during the live broadcast can access an archive of the call on the Valspar website. A taped replay of the call can also be accessed by dialing 1-800-475-6701 in the U.S. or 320-365-3844 outside the U.S. beginning at 3:15 PM, using access code 838360.

This press release contains certain “forward-looking” statements. These forward-looking statements are based on management’s expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, dependence of internal earnings growth on economic conditions and growth in the domestic and international coatings industry; risks related to any future acquisitions, including risks of adverse changes in the results of acquired businesses and the assumption of unforeseen liabilities; risks of disruptions in business resulting from the integration process and higher interest costs resulting from further borrowing for any such acquisitions; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; risks of disruptions in business resulting from the Company’s relationships with customers and suppliers; unusual weather conditions adversely affecting sales; changes in raw materials pricing and availability; delays in passing along cost increases to customers; changes in governmental regulation, including more stringent environmental, health and safety regulations; the nature, cost and outcome of pending and future litigation and other legal proceedings; the outbreak of war and other significant national and international events; and other risks and uncertainties. The foregoing list is not exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

THE VALSPAR CORPORATION
COMPARATIVE CONSOLIDATED EARNINGS
For the Quarters Ended July 28, 2006 and July 29, 2005

	Third Quarter		Year-To-Date
(Dollars in thousands, except per share amounts)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	2006	2005	2006	2005
Net Sales	$797,376	$725,477	$2,193,957	$1,988,563
Cost of Sales	550,718	512,222	1,534,715	1,423,487
Operating Expenses	157,736	129,605	439,275	382,453
Income From Operations	88,922	83,650	219,967	182,623
Interest Expense	10,897	11,535	32,607	32,995
Other (Income) Expense, Net	1,495	302	2,650	(167)
Income Before Income Taxes	76,530	71,813	184,710	149,795
Income Taxes	23,895	26,100	61,599	53,143
Net Income	$52,635	$45,713	$123,111	$96,652
Net Income per Common Share-basic	$0.52	$0.45	$1.22	$0.95
Net Income per Common Share-diluted	$0.51	$0.44	$1.20	$0.92
Average Number of Shares O/S-basic	101,437,514	101,756,802	101,095,368	102,242,560
Average Number of Shares O/S-diluted	103,069,697	104,052,304	102,673,401	104,615,388

THE VALSPAR CORPORATION
CONSOLIDATED BALANCE SHEETS

	July 28,	October 28,	July 29,
(Dollars in thousands)	2006	2005	2005
Assets	(Unaudited)		(Unaudited)
Current Assets:
Cash and Cash Equivalents	$60,583	$52,845	$53,392
Accounts Receivable, Net	534,475	462,396	472,549
Inventories	253,871	230,640	251,191
Other	124,764	119,323	119,179
Total Current Assets	973,693	865,204	896,311
Goodwill, Net	1,328,958	1,064,931	1,058,697
Other Assets, Net	449,739	403,206	421,303
Property, Plant & Equipment, Net	413,095	427,822	427,817
Total Assets	$3,165,485	$2,761,163	$2,804,128

Liabilities and Stockholders’ Equity
Current Liabilities:
Notes Payable to Banks	$387,336	$29,281	$236,667
Trade Accounts Payable	337,747	260,070	250,348
Income Taxes	55,128	58,120	68,470
Accrued Liabilities	273,771	278,160	234,938
Total Current Liabilities	1,053,982	625,631	790,423
Long Term Debt	550,124	706,415	615,367
Deferred Liabilities	379,759	368,025	367,860
Stockholders’ Equity	1,181,620	1,061,092	1,030,478
Total Liabilities and Stockholders’ Equity	$3,165,485	$2,761,163	$2,804,128

The Valspar Corporation

Other Financial Data

Dollars in millions, except per share amounts

	Quarter 3			YTD
	2006	2005	2004	2006	2005	2004
I. Comparison year over year
Earnings Per Share
Diluted EPS, reported	$0.51	$0.44	$0.43	$1.20	$0.92	$0.97
Adjustments Per Share, net of tax:
Manufacturing Rationalization, net	$0.01	$0.02	$—	$0.03	$0.02	$—
Stock Based Compensation	$0.01	$—	$—	$0.03	$—	$—
Favorable settlement of a lawsuit	$—	$—	$—	$—	$0.02	$—
Favorable tax adjustments	$0.03	$—	$—	$0.04	$—	$—

Gross Margin, as a percentage of net sales *
Gross Margin, reported	30.9%	29.4%	30.7%	30.0%	28.4%	30.8%
Gross Margin, adjusted for net cost of manufacturing rationalization	31.1%	29.8%	30.7%	30.4%	28.6%	30.8%

Operating Expense as a percentage of net sales *
Operating Expense, reported	19.8%	17.9%	18.0%	20.0%	19.2%	19.8%
Operating Expense, adjusted for stock based compensation	19.5%	17.9%	18.0%	19.8%	19.2%	19.8%

Operating Profit, as a percentage of net sales
Operating Profit, reported	11.2%	11.5%	12.6%	10.0%	9.2%	11.0%
Operating Profit, adjusted for net cost of manufacturing rationalization and stock based compensation	11.6%	11.9%	12.6%	10.6%	9.3%	11.0%

	Quarter 3		YTD
II. Segment Data	2006	2005	2006	2005
Sales
Paint	$282.0	$245.2	$730.6	$637.6
Coatings	$431.8	$409.6	$1,234.8	$1,148.8
All Other less intersegment sales	$83.6	$70.7	$228.6	$202.2
Total	$797.4	$725.5	$2,194.0	$1,988.6

Earnings Before Interest and Taxes (EBIT)
Paint	$36.2	$30.4	$75.1	$63.5
Coatings	$52.7	$52.1	$147.5	$120.9
All Other	$(1.5)	$0.8	$(5.3)	$(1.6)
Total	$87.4	$83.3	$217.3	$182.8

* Certain amounts in prior years’ financial statements have been reclassified to conform with the 2006 presentation.